Oramed Pharmaceuticals Raises $5 Million Through a Private Placement

The Equity Financing was led by Montaur Capital Partners

JERUSALEM, Israel - July 15, 2008 - Oramed Pharmaceuticals, Inc. (OTCBB: ORMP.OB; www.oramed.com), a developer of oral delivery systems, announced today that it has completed a raise of $5 million in a private placement of  8,668,002 shares of its common stock with a select group of investors, led by Montaur Capital Partners. In connection with the private placement, investors received three year warrants to purchase an aggregate of 4,262,337 shares of common stock at an exercise price of $0.90 per share.

"The investors in this round of funding, including Montaur Capital Partners, whose principal, Dr. Michael Goldberg, is an expert in the oral insulin market, bring a strategic added value to the company,” said Nadav Kidron, CEO of Oramed. “We are excited to have these investors involved with Oramed and we look forward to moving ahead with the development of our entire line of products."

Oramed will use the funds for its ongoing R&D efforts as well as for the next phase of the Company’s clinical trials on its lead product, an oral insulin capsule. The Company is currently conducting Phase 2A trials, testing the capsule for both safety and efficacy. The results from these trials are expected within the next few weeks.

Oramed is planning on launching Phase 2B trials of its oral insulin capsule by the end of the year. The trial is intended to evaluate the safety, tolerability and efficacy on diabetic type 2 volunteers. It is anticipated that this study will be conducted over several months, and the subjects will each receive the treatment for a period of 6 weeks.

"Oramed's oral insulin product represents a significant potential product opportunity;” said Dr. Goldberg. “I am impressed with the management team at Oramed and their commitment to this important unmet medical need and I am excited by the potential for this technology to be used with many other large commercial product opportunities."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security. The securities issued in the private placement have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Oramed Pharmaceuticals
Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research by top research scientists at Jerusalem’s Hadassah Medical Center. The Company’s corporate and R&D headquarters are based in Jerusalem.

For more information, please visit www.oramed.com

Forward-looking statements
Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relation Contacts:
Oramed Pharmaceuticals
Eric Rosenberg
Cell: + 972-54-566-7713
Office: + 972-2-566-0001
Email: eric@oramed.com

Media Contacts:
Ruder Finn Israel for Oramed
Matthew Krieger
Cell: + 972-54-467-6950
Office: + 972-2-589-2003
Email: matthew@oramed.com